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                                                                 EXHIBIT 23.1(b)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8 of our report, dated January 31, 1997, except for the information presented in Note 16, for which the date is February 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of Russ Berrie & Co., Inc. and subsidiaries.



                                        PricewaterhouseCoopers LLP

New York, New York
December 28, 1998